CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 10, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of Royce Total Return Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in the Prospectus/Proxy Statement constituting part of this Registration Statement. We also consent to the references to us under the heading "Financial Highlights Information" in the Prospectus of Royce Total Return Fund, dated May 1, 2000, which appears as Appendix B to the Registration Statement and under the heading "Independent Accountants" in the Statement of Additional Information of The Royce Fund, dated May 1, 2000, which is incorporated by reference into the Registration Statement.




PricewaterhouseCoopers LLP

Boston, MA
August 2, 2000

      	         Consent of Independent Accountants


We consent to the incorporation by reference in this Registration Statement on Form N-14 of The Royce Fund, of our report dated February 18, 2000 on our audit of the financial statements and financial highlights of The REvest Value Fund which report is included in the Annual Report to Shareholders for the year ended December 31, 1999. We also consent to the reference to our Firm under the caption "Financial Statements" relating to The REvest Value Fund in the Registration Statement on Form N-14.





					/s/ PricewaterhouseCoopers LLP


Columbus, Ohio
August 8, 2000